Exhibit 10.2

BROADCOM LIMITED

SECOND AMENDED AND RESTATED EMPLOYEE SHARE PURCHASE PLAN

(EFFECTIVE AS OF MARCH 15, 2016)

Broadcom Limited, a company organized under the laws of Singapore (the “Company”), hereby adopts the Broadcom Limited Employee Share Purchase Plan, as amended and restated herein and as may be amended from time to time (the “Plan”), effective as of March 15, 2016. This Plan amends and restates in its entirety the Avago Technologies Limited Employee Share Purchase Plan, as amended and restated effective as of June 2, 2010 (the “First Amended and Restated Plan”).

1. Purpose. The purposes of the Plan are as follows:

(a) To assist employees of the Company and its Designated Subsidiaries (as defined below) in acquiring a share ownership interest in the Company.

(b) To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

This Plan includes two components: the Section 423 Component (as defined below) and the Non-Section 423 Component (as defined below). It is the intention of the Company to have the Section 423 Component qualify as an “employee stock purchase plan” under Section 423(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Section 423 Component, accordingly, shall be construed so as to extend and limit participation on a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Options under the Non-Section 423 Component, which need not qualify as options granted pursuant to an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and the Designated Subsidiaries in locations outside of the U.S. Except as otherwise provided herein, the Non- Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees will participate, even if the dates of the applicable Offering Period(s) in each such Offering is identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component as determined under Section 423 of the Code.

2. Definitions.

(a) “Administrator” shall mean the administrator of the Plan, as determined pursuant to Section 14 hereof.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean the committee appointed to administer the Plan pursuant to Section 14 hereof.

(e) “Company” shall mean Broadcom Limited, a company organized under the laws of Singapore, and any successor by merger, consolidation or otherwise.

(f) “Compensation” shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation.

(g) “Designated Subsidiary” shall mean any Subsidiary which is a “related corporation” of the Company within the meaning of Section 6 of the Companies Act (Chapter 50 of Singapore) and has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan, such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. For the avoidance of doubt, a Designated Subsidiary that participates in the Section 423 Component will not participate in the Non-Section 423 Component. The Administrator may designate, or terminate the designation of, a Subsidiary as a Designated Subsidiary in either the Section 423 Component or Non-Section 423 Component without the approval of the shareholders of the Company.

(h) “Effective Date” shall mean July 31, 2009 (the date on which shareholders of the Company approved the original Employee Stock Purchase Plan).

(i) “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after the Option is granted, own shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company, a Parent or a Subsidiary; (ii) whose customary employment is for more than twenty (20) hours per week; and (iii) whose customary employment is for more than five (5) months in any calendar year. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of share ownership shall apply in determining the share ownership of an Employee, and shares which an Employee may purchase under outstanding Options shall be treated as shares owned by the Employee. Notwithstanding the foregoing the Administrator may exclude from participation in the Section 423 Component of the Plan as an Eligible Employee any Employee who is a citizen or resident of a jurisdiction other than the United States (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (A) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (B) compliance with the laws of such jurisdiction would cause the Section 423 Component, any Offering thereunder or the Option granted thereunder to violate the requirements of Section 423 of the Code; provided that any such exclusion shall be applied in an identical manner under each Offering to all Employees in such Offering, in accordance with Treasury Regulation Section 1.423-2(e). Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, sentences one through three hereof shall apply in determining who is an “Eligible Employee,” except (A) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate some Employees of the Company or a Designated Subsidiary as Eligible Employees, and (B) to the extent sentences one through three hereof are not consistent with applicable local laws, in which case applicable local laws shall control.

(j) “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day following such three (3)-month period.

(k) “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(l) “Enrollment Deadline” shall have the meaning given to it in Section 5(a).

(m) “Equity Restructuring” means a non-reciprocal transaction (i.e. a transaction in which the Company does not receive consideration or other resources in respect of the transaction approximately equal to and in exchange for the consideration or resources the Company is relinquishing in such transaction) between the Company and its shareholders, such as a share split, spin-off, rights offering, nonrecurring share dividend or recapitalization through a large, nonrecurring cash dividend, that affects the Ordinary Shares (or other securities of the Company) or the share price of Ordinary Shares (or other securities) and causes a change in the per share value of the Ordinary Shares underlying outstanding Options.

(n) “Exercise Date” shall mean the last Trading Day of each Offering Period.

(o) “Fair Market Value” shall mean, as of any date, the per share value of the Ordinary Shares determined as follows:

(i) If the Ordinary Shares are listed on any established stock exchange or a national market system, Fair Market Value shall be the per share closing sales price for the Ordinary Shares (or the per share closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the per share closing sales price (or the per share closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean of the per share closing bid and asked prices for the Ordinary Shares on such date, or if no per share closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for the Ordinary Shares, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Ordinary Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(p) “Non-Section 423 Component” shall mean those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which Options may be granted to non-U.S. Eligible Employees that need not satisfy the requirements for options granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

(q) “Offering” shall mean an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Sections 4 and 8. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(r) “Offering Date” shall mean March 15, 2016 and each September 15 and March 15 thereafter. Offering Dates may be changed pursuant to Section 4 of this Plan.

(s) “Offering Period” shall mean subject to Section 24, each approximately six (6) month period beginning on an Offering Date and ending on the next succeeding Exercise Date. The first Offering Period shall commence March 15, 2016. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(t) “Option” means an option to purchase the Ordinary Shares on an Exercise Date that is granted under the Plan.

(u) “Ordinary Shares” shall mean the ordinary shares of the Company, no par value.

(v) “Parent” means any entity, other than the Company, in an unbroken chain of entities ending with the Company if, at the time of the determination, each of the entities other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other entities in such chain.

(w) “Participant” means an Eligible Employee who is granted an Option under this Plan.

(x) “Plan” shall mean this Broadcom Limited Employee Share Purchase Plan, including both the Section 423 Component and the Non-Section 423 Component and any other sub-plans or appendices hereto, as amended and/or restated from time to time.

(y) “Purchase Price” shall mean 85% of the Fair Market Value of one Ordinary Share on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

(z) “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance issued after the Effective Date.

(aa) “Section 423 Component” shall mean those Offerings under the Plan that are intended to meet the requirements set forth in Section 423(b) of the Code.

(bb) “Subsidiary” shall mean any entity, other than the Company, in an unbroken chain of entities beginning with the Company if, at the time of the determination, each of the entities other than the last entity in an unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other entities in such chain.

(cc) “Trading Day” shall mean a day on which the Nasdaq Stock Market is open for trading.

3. Eligibility.

(a) Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 and, with respect to the Section 423 Component of the Plan, the limitations imposed by Section 423(b) of the Code.

(b) Each person who, during the course of an Offering Period, first becomes an Eligible Employee subsequent to the Enrollment Date will be eligible to become a Participant in the Plan on the first Enrollment Date following the day on which such person becomes an Eligible Employee, subject to the requirements of Section 5 and, with respect to the Section 423 Component of the Plan, the limitations imposed by Section 423(b) of the Code.

(c) No Eligible Employee shall be granted an Option under the Plan which permits such Eligible Employee rights to purchase Ordinary Shares under the Plan, and to purchase shares under all other employee share purchase plans of the Company, any Parent or any Subsidiary subject to the Section 423, to accrue at a rate which exceeds $25,000 of fair market value of such shares (determined at the time the Option is granted) for each calendar year in which the Option is outstanding at any time. For purpose of the limitation imposed by this subsection, the right to purchase Ordinary Shares under an Option accrues when the Option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase Ordinary Shares under an Option accrues at the rate provided in the Option, but in no case may such rate exceed $25,000 of fair market value of such Ordinary Shares (determined at the time such Option is granted) for any one calendar year, and a right to purchase Ordinary Shares which has accrued under an Option may not be carried over to any other Option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

4. Offering Periods. Subject to Section 24, the Plan shall be implemented by successive approximately six (6) month Offering Periods, the first of which shall commence on March 15, 2016. A new Offering Period shall commence following the expiration of each preceding Offering Period until the Plan expires or is terminated in accordance with Section 20 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the Offering Dates and the Exercise Dates thereof) with respect to future offerings if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter. In no event may an Offering Period exceed twenty-seven (27) months in duration.

5. Participation.

(a) An Eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form acceptable to the Company and filing it with the Company’s payroll office or external stock plan agent, as determined by the Administrator, five (5) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the applicable Enrollment Date (the “Enrollment Deadline”).

(b) Each person who first becomes an Eligible Employee subsequent to the Enrollment Date for any Offering Period, will be eligible to become a Participant in the Plan on the first Enrollment Date following the day on which such person becomes an Eligible Employee. Such person may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form acceptable to the Company and filing it with the Company’s payroll office no later than the Enrollment Deadline.

(c) Except as provided in subsection (a), payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(d) During a leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), a Participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the Participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such Participant’s leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-1(h)(2), the Participant will cease automatically to participate in the Plan. In such event, the Company will automatically cease the Participant’s payroll deductions under the Plan. The Company will pay to the Participant his or her total payroll deductions for the Offering Period, in cash in one lump sum (without interest), as soon as practicable after the Participant ceases to participate in the Plan.

(e) A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each successive Offering Period on the terms contained herein and therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provide in Section 10 hereof or otherwise becomes ineligible to participate in the Plan.

(f) Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering.

6. Payroll Deductions.

(a) At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount from one percent (1%) to ten percent (10%) of the Compensation, up to a maximum of $25,000 in any Offering Period, which he or she receives on each pay day during the Offering Period.

(b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. Except as described in Section 5(a) hereof, a Participant may not make any additional payments into such account.

(c) A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof. A Participant may not make any changes to the rate of his or her payroll deductions during the period starting on the day immediately following the Enrollment Deadline for an Offering Period and running through the end of the applicable Offering Period.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, the Company may decrease a Participant’s payroll deductions to zero percent (0%) at any time during an Offering Period.

(e) At the time the Option is exercised, in whole or in part, or at the time some or all of the Ordinary Shares issued under the Plan are disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Ordinary Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Ordinary Shares by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an Option to purchase on the Exercise Date for such Offering Period (at the applicable Purchase Price) up to a number of Ordinary Shares determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall a Participant be permitted to purchase during each Offering Period more than two thousand five hundred (2,500) Ordinary Shares (subject to any adjustment pursuant to Section 19); and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(c) and 13 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its sole discretion, the maximum number of Ordinary Shares a Participant may purchase during each Offering Period. Exercise of the Option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan. The Option shall expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, such Participant’s Option to purchase Ordinary Shares shall be exercised automatically on the Exercise Date, and the maximum number of whole Ordinary Shares subject to the Option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be either retained in the Participant’s account for the subsequent Offering Period, or refunded to the Participant within sixty (60) days following the end of the applicable Offering Period, to be determined by the Administrator (in its sole discretion). During a Participant’s lifetime, a Participant’s Option to purchase shares hereunder is exercisable only by him or her.

(b) Where a Participant’s payroll deductions are made in a currency other than U.S. dollars, such contributions will be converted into U.S. dollars on the Exercise Date using an exchange ratio determined by the Administrator in its discretion.

(c) If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which Options are to be exercised may exceed (i) the number of Ordinary Shares that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or

(ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the Ordinary Shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Ordinary Shares on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Ordinary Shares on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant which has not been applied to the purchase of Ordinary Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

9. Deposit of Shares. As promptly as practicable after each Exercise Date on which a purchase of Ordinary Shares occurs, but in no event later than sixty (60) days after the applicable Exercise Date, the Company may arrange for the deposit, into each Participant’s account with any broker designated by the Company to administer this Plan, of the number of Ordinary Shares purchased upon exercise of Participant’s Option.

10. Withdrawal.

(a) A Participant may withdraw all but not less than all of the payroll deductions credited to Participant’s account and not yet used to exercise Participant’s Option under the Plan by giving written notice to the Company in the form prescribed by the Company for use under the Plan at least five business days prior to an Exercise Date or such other deadline as is determined by the Administrator. All of the Participant’s payroll deductions credited to the Participant’s account during the Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s Option for the Offering Period shall be automatically terminated (but in no event more than sixty (60) days thereafter), and no further payroll deductions for the purchase of Ordinary Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement.

(b) A Participant’s withdrawal from an Offering Period shall not have any effect upon the Participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

11. Termination or Transfer of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, the Participant shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period, up to the date of such termination of employment, shall be paid to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such Participant’s Option for the Offering Period shall be automatically terminated. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but he or she shall immediately cease to participate in the Section 423 Component; however, any Contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for his or her participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating his or her employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first Offering Period in which he or she is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

12. Interest. No interest shall accrue on the payroll deductions or lump sum contributions of a Participant in the Plan.

13. Shares Subject to Plan.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum initial number of Ordinary Shares which were available for sale under the Plan was eight million (8,000,000) shares. In addition to the foregoing, subject to Section 19 hereof, commencing on the first day of the Company’s 2012 fiscal year and on the first day of each fiscal year thereafter during the term of the Plan, the number of Ordinary Shares which shall be made available for sale under the Plan shall be increased by that number of Ordinary Shares equal to the least of (i) one percent (1%) of the Company’s outstanding Ordinary Shares on such date, (ii) two million (2,000,000) shares or (iii) a lesser amount determined by the Board. Notwithstanding the foregoing, in no event shall the aggregate number of Ordinary Shares reserved for issuance under the Plan, during the term of the Plan, exceed twenty-four million (24,000,000) Ordinary Shares during the term of the Plan, subject to adjustment as provided in Section 19 hereof. For periods prior to February 1, 2016, references to the Company in this paragraph shall be deemed to mean Avago Technologies Limited (“Avago”) and references to the Board in this paragraph shall be deemed to mean the board of directors of Avago.

(b) If any Option granted under the Plan shall for any reason terminate without having been exercised, the Ordinary Shares not purchased under such Option shall again become available for issuance under the Plan. The Ordinary Shares subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(c) With respect to Ordinary Shares subject to an Option granted under the Plan, a Participant shall not be deemed to be a shareholder of the Company, and the Participant shall not have any of the rights or privileges of a shareholder, until such Ordinary Shares have been issued to the Participant or the Participant’s nominee following exercise of the Participant’s Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

14. Administration.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee as set forth below. The Board may delegate administration of the Plan to a Committee comprised of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the United States Securities and Exchange Commission under the United States Securities Exchange Act of 1934, as amended, and which is otherwise constituted to comply with applicable law, and the term “Committee” shall apply to any persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until the member dies or resigns or is removed from office by the Board. References in this Plan to the “Administrator” shall mean the Board unless administration is delegated to a Committee or subcommittee, in which case references in this Plan to the Administrator shall thereafter be to the Committee or subcommittee.

(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Subject to Section 24, the Administrator shall have the discretion to include any restriction or limitation regarding Shares purchased pursuant to the Plan based on such factors as the Administrator, in its sole discretion, shall determine. The Administrator at its option may delegate its duties hereunder, including duties under Section 5(a) hereof, and may utilize the services of an agent to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan. For the avoidance of doubt, the Administrator shall have the exclusive authority to determine which Designated Subsidiaries shall participate in the Non-Section 423 Component and which shall participate in the Section 423 Component.

(c) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination, or interpretation.

15. Designation of Beneficiary.

(a) Subject to applicable law, a Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such shares and cash. In addition, subject to applicable law, a

Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Subject to applicable law, such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability.

(a) Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

(b) Subject to Sections 19(c) and 19(d), no Ordinary Shares issued upon exercise of an Option under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant until the six (6) month anniversary of the Exercise Date upon which such Ordinary Shares were purchased. Notwithstanding the foregoing, in the event a Participant ceases to be an Eligible Employee for any reason, this Section 16(b) shall no longer apply to any Ordinary Shares then held by such Participant.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, provided, that nothing in this Section 17 shall diminish the Company’s obligations pursuant to Section 8(a) hereof.

18. Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. In the event that any dividend or other distribution, reorganization, merger, consolidation, combination, repurchase, or exchange of Ordinary Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Ordinary Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Ordinary Shares which have been authorized for issuance under this Plan but have not yet been placed under Option, the number of shares subject to the Plan and limitations provided in Section 13, the maximum number of shares each Participant may purchase each Offering Period (pursuant to Section 7), the number and class of Ordinary Shares covered by each outstanding Option, the purchase price per share of Ordinary Shares covered by each Option which has not yet been exercised.

(b) Equity Restructuring. In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 19(a), the number and type of securities subject to each outstanding Option and the purchase price per share thereof, if applicable, will be equitably adjusted by the Administrator. The adjustments provided under this Section 19(b) shall be nondiscretionary and shall be final and binding on the affected Participants and the Company.

(c) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. In addition, the restrictions on transferability set forth in Section 16(b) shall immediately lapse. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(d) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Period then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. In addition, the restrictions on transferability set forth in Section 16(b) shall immediately lapse. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect Options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant without the consent of such Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any such amendment to the Plan in such a manner and to such a degree as required by Section 423 of the Code or such other law, regulation or rule.

(b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Ordinary Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii) allocating Ordinary Shares.

Such modifications or amendments shall not require shareholder approval or the consent of any Participants.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions To Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for Ordinary Shares purchased upon the exercise of Options prior to fulfillment of all the following conditions:

(a) The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

23. Term of Plan. The original Employee Stock Purchase Plan became effective on the Effective Date, and the First Amended and Restated Plan became effective on June 2, 2010. The Plan as amended and restated herein shall become effective as of March 15, 2016. The Plan shall be in effect until July 27, 2019 (the tenth (10th) anniversary of the date of the initial adoption of the original Employee Stock Purchase Plan by the Board) unless sooner terminated under Section 20 hereof.

24. Equal Rights and Privileges. All Eligible Employees of the Company (or of any Designated Subsidiary) granted Options pursuant to an Offering under the Section 423 Component will have equal rights and privileges so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of the Section 423 Component of this Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations. Eligible Employees participating in the Non-Section 423 Component of this Plan need not have the same rights and privileges as Eligible Employees participating in the Section 423 Component.

25. No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to (i) terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause, or (ii) terminate or amend the Plan or any Offering Period in accordance with Section 20 hereof, in each case, subject to applicable law.

26. Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Ordinary Shares purchased upon exercise of an Option granted pursuant to an Offering under the Section 423 Component of the Plan if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one (1) year after the Exercise Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

27. Rules Particular To Specific Countries. Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Participants who are tax residents of a particular country or who are foreign nationals or employed in non-U.S. jurisdictions may be subject to an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 17 above. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions, determination of beneficiary designation requirements, and handling of stock certificates. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an Option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of Options granted under the Plan or the same Offering to Employees resident solely in the U.S. To the extent any appendix, sub-plan or changes thereto approved by the Administrator are inconsistent with the requirements of Section 423 of the Code or would jeopardize the tax-qualified status of the Section 423 Component, the Designated Subsidiaries affected thereby shall be considered Designated Subsidiaries in a separate Offerings under the Non-Section 423 Component instead of the Section 423 Component.

28. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of California without regard to otherwise governing principles of conflicts of law.

29. Section 409A. The Section 423 Component of the Plan and the Options granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any Option granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.